UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2012

JETBLUE AIRWAYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State of Other Jurisdiction

of Incorporation)

000-49728	87-0617894
(Commission File Number)	(I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(718) 286-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Lufthansa Malta Blues LP (“Lufthansa”) announced that it successfully priced the issue of EUR 234.4 million notes due 2017 exchangeable into shares of common stock of JetBlue at the option of the noteholders.

Deutsche Lufthansa AG will guarantee the notes. Lufthansa offered and sold the notes to qualified institutional buyers in an institutional private placement without registration pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Lufthansa expects to settle the offering on or around April 5, 2012.

Lufthansa set the terms for this 5-year notes maturing April 5, 2017 at a coupon of 0.75% per annum, payable annually and an initial exchange price of EUR 5.02 per share of JetBlue common stock, representing an exchange premium of 37.5% based on the volume weighted average trading price between market open and pricing on March 29, 2012 converted at an exchange rate of USD:EUR 1.3263.

JetBlue will not receive any of the proceeds from the sale of the notes or any financial benefit from the exchange of JetBlue common stock.

The notes that Lufthansa has priced have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

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This Item 7.01 Current Report on Form 8-K contains statements of a forward-looking nature which represent our management’s beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; increases in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy, including the ability to operate reliably the EMBRAER 190 aircraft and our new terminal at JFK; our significant fixed obligations; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market and the effect of increased congestion in this market; our reliance on automated systems and technology; our being subject to potential unionization; our reliance on a limited number of suppliers; changes in or additional government regulation; changes in our industry due to other airlines’ financial condition; a continuance of the economic recessionary conditions in the U.S. or a further economic downturn leading to a continuing or accelerated decrease in demand for domestic and business air travel; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to, the Company’s 2011 Annual Report on Form 10-K. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)

Date: March 29, 2012	By:	/s/ DONALD DANIELS
Vice President, Controller and Chief Accounting Officer (principal accounting officer)